EXHIBIT 99


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                               CEL-SCI CORPORATION

                                  Common Stock

      THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus relates to shares (the "Shares") of common stock (the "Common Stock") of CEL-SCI Corporation which may be issued pursuant to certain employee compensation plans adopted by CEL-SCI. The employee compensation plans provide for the grant, to selected employees of CEL-SCI and other persons, of either shares of CEL-SCI's common stock or options to purchase shares of CEL-SCI's common stock. Persons who received Shares pursuant to the Plans and who are offering such shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

     CEL-SCI has Incentive Stock Option Plans, Non-Qualified Stock Option Plans, Stock Bonus Plans and a Stock Compensation Plan. In some cases these plans are collectively referred to as the "Plans". The terms and conditions of any stock grants and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and any particular agreements between CEL-SCI and the Plan participants.

     The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). See "Selling Shareholders" and "Plan of Distribution".

     None  of  the  proceeds  from  the  sale  of  the  Shares  by  the  Selling
Shareholders will be received by CEL-SCI. CEL-SCI has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders). CEL-SCI has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

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

     The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval. See the "Risk Factors" section of this prospectus, beginning on page 14, for additional Risk Factors.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is __________, 2012.

                              AVAILABLE INFORMATION

     CEL-SCI is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning CEL-SCI can be inspected and copied at the Commission's office at 100 F Street, NE, Washington, D.C. 20549. Certain information concerning CEL-SCI is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov. This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which CEL-SCI has filed with the Commission under the Securities Act and to which reference is hereby made.

                       DOCUMENTS INCORPORATED BY REFERENCE

     CEL-SCI will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:

                               CEL-SCI Corporation
                           8229 Boone Blvd., Suite 802
                             Vienna, Virginia 223l4
                                 (703) 506-9460
                              Attention: Secretary

     The following document filed with the Commission by CEL-SCI (Commission File No. 0-11889 is incorporated by reference into this prospectus:

(1)  Annual Report on Form 10-K for the fiscal year ended September 30, 2011.
(2)  Report on Form 8-K filed on October 6, 2011.
(3)  Report on Form 8-K filed on December 6, 2011.
(4)  Report on Form 8-K filed on January 27, 2012.
(5)  Report on Form 8-K filed on February 6, 2012.
(6)  Quarterly report on Form 10-Q for the three months ended December 31, 2011.


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(7)  Report on Form 8-K filed on February 13, 2012.
(8)  Preliminary Proxy Statement on Schedule 14A filed on February 17, 2012.
(9)  Definitive Proxy Statement on Schedule 14A filed on March 20, 2012.
(10) Quarterly report on Form 10-Q for the six months ended March 31, 2012.
(11) Report on Form 8-K filed on May 18, 2012.
(12) Report on Form 8-K filed on June 21, 2012.
(13) Quarterly report on Form 10-Q for the nine months ended June 30, 2012.

     All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by CEL-SCI to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

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                                TABLE OF CONTENTS
                                -----------------
                                                                          PAGE
                                                                          -----


THE COMPANY ...........................................................
RISK FACTORS ..........................................................
COMPARATIVE SHARE DATA ................................................
USE OF PROCEEDS........................................................
MARKET FOR COMMON STOCK ...............................................
SELLING SHAREHOLDERS...................................................
PLAN OF DISTRIBUTION...................................................
DESCRIPTION OF SECURITIES..............................................



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                               PROSPECTUS SUMMARY

    THIS SUMMARY IS QUALIFIED BY THE OTHER INFORMATION APPEARING ELSEWHERE IN
                                THIS PROSPECTUS.

     CEL-SCI Corporation was formed as a Colorado corporation in 1983. CEL-SCI's principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, VA
22182. CEL-SCI's telephone number is 703-506-9460 and its web site is www.cel-sci.com. We do not incorporate the information on our website into this prospectus supplement or accompanying prospectus, and you should not consider it part of this prospectus supplement or accompanying prospectus.

     CEL-SCI makes its electronic filings with the Securities and Exchange Commission (SEC), including its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on its website free of charge as soon as practicable after they are filed or furnished to the SEC.

                               CEL-SCI'S PRODUCTS

CEL-SCI's business consists of the following:
---------------------------------------------

     1) Multikine(R) (Leukocyte Interleukin, Injection) investigational cancer therapy;

     2)   LEAPS technology,  with two  investigational  therapies,  pandemic flu
          treatment  for  hospitalized   patients  and  CEL-2000,  a  rheumatoid
          arthritis treatment vaccine in development.

MULTIKINE
---------

     CEL-SCI's lead investigational therapy, Multikine (Leukocyte Interleukin, Injection), is currently being developed as a potential therapeutic agent directed at using the immune system to produce an anti-tumor immune response. Data from Phase I and Phase II clinical trials suggest that Multikine simulates the activities of a healthy person's immune system, enabling it to use the body's own anti-tumor immune response. Multikine (Leukocyte Interleukin, Injection) is the full name of this investigational therapy, which, for simplicity, is referred to in the remainder of this document as Multikine. Multikine is the trademark that CEL-SCI has registered for this investigational therapy, and this proprietary name is subject to FDA review in connection with our future anticipated regulatory submission for approval. Multikine has not been licensed or approved for sale, barter or exchange by the FDA or any other regulatory agency. Neither has its safety or efficacy been established for any use.

     Multikine has been cleared by the regulators in eight countries around the world, including the U.S. FDA, for a global Phase III clinical trial in advanced primary (not yet treated) head and neck cancer patients. This trial is expected to be the largest head and neck cancer clinical study ever conducted.

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


     The trial will test the hypothesis that Multikine treatment administered prior to the current standard therapy for head and neck cancer patients (surgical resection of the tumor and involved lymph nodes followed by radiotherapy or radiotherapy and concurrent chemotherapy) will extend the overall survival, enhance the local/regional control of the disease and reduce the rate of disease progression in patients with advanced oral squamous cell carcinoma.

     This clinical trial is thought to be the first Phase III study in the world in which immunotherapy is given to cancer patients first, i.e., prior to their receiving any conventional treatment for cancer, including surgery, radiation and/or chemotherapy. This could be shown to be important because conventional therapy may weaken the immune system, and may compromise the potential effect of immunotherapy. Because Multikine is given before conventional cancer therapy, when the immune system may be more intact, CEL-SCI believes the possibility exists for it to have a greater likelihood of activating an anti-tumor immune response under these conditions. This likelihood is one of the clinical aspects being evaluated in the ongoing global Phase III clinical trial.

     Multikine is a different kind of investigational therapy in the fight against cancer; Multikine is a defined mixture of cytokines. It is a combination immunotherapy, possessing both active and passive properties.

     During the early investigational phase, in Phase I and Phase II clinical trials in over 220 subjects who received the investigational therapy Multikine in doses of 200 to 3200 IU (international units) as IL-2, no serious adverse events were reported as being expressly due to administration of this investigational therapy, and subjects in those clinical trials and the treating physicians reported that this investigational therapy was well tolerated in those early-stage clinical trials. Adverse events which were reported included pain at the injection site, local minor bleeding and edema at the injection site, diarrhea, headache, nausea, and constipation. No "abnormal" laboratory results were reported following Multikine treatment - other than those commonly seen by treating physicians in this patient population - regardless of Multikine administration. Similarly, in these early-phase clinical studies in patients, there was no reported increased toxicity of follow-on treatments as a result of Multikine administration. No complications following surgery (such as increased time for wound healing) were reported. No definitive conclusions can be drawn from these data about the safety or efficacy profile of this investigational therapy, further research is required and the global Phase III study is ongoing in an effort to confirm these results.

     Currently, Multikine has not yet been licensed or approved for sale, barter or exchange by the FDA or by any other regulatory agency. Similarly, its safety or efficacy has not been established for any use.

The following is a summary of results from CEL-SCI's last Phase II study conducted with Multikine. This study used the same treatment protocol as will be used in CEL-SCI's Phase III study:

     o In the final Phase II clinical study, using the same dosage and treatment regimen as is being used in the Phase III study, head and

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          neck  cancer  patients  with  locally  advanced  primary  disease  who
          received  the   investigational   therapy   Multikine  as   first-line
          investigational therapy followed by surgery and radiotherapy were reported by the clinical investigators to have had a 63.2% overall survival (OS) rate at 3.5 years from surgery. This percentage OS was arrived at as follows: of the 22 subjects enrolled in this final Phase II study, the consent for the survival follow-up portion of the study was received from 19 subjects. One subject did not consent to the follow-up portion of the study. The other 2 subjects did not have squamous cell carcinoma of the oral cavity and were thus not evaluable per the protocol. The overall survival rate of subjects receiving the investigational therapy in this study was compared to the overall survival rate that was calculated based upon a review of 55 clinical trials conducted in the same cancer population (with a total of 7,294 patients studied), and reported in the peer reviewed scientific literature between 1987 and 2007. Review of this literature showed an approximate survival rate of 47.5% at 3.5 year from treatment. Therefore, the results of CEL-SCI's final Phase II study were considered to be potentially favorable in terms of overall survival recognizing the limitations of this early-phase study. It should be noted that an earlier investigational therapy Multikine study appears to lend support to the overall survival findings described above -Feinmesser et al Arch Otolaryngol. Surg. 2003. However, no definitive conclusions can be drawn from these data about the potential efficacy or safety profile of this investigational therapy. Moreover, further research is required, and these results must be confirmed in the well-controlled Phase III clinical trial of this investigational therapy that is currently in progress. Subject to completion of that Phase III trial and FDA's review and acceptance of CEL-SCI's entire data set on this investigational therapy, CEL-SCI believes that these early-stage clinical trial results indicate the potential for this investigational therapy to become a treatment for advanced primary head and neck cancer.

          The primary clinical endpoint in CEL-SCI's ongoing Phase III clinical trial is that a 10% improvement in overall survival in the Multikine treatment arm, plus the current standard of care (SOC - consisting of surgery + radiotherapy or surgery + radiochemotherapy), over that which can be achieved in the SOC arm alone (in the well-controlled Phase III clinical trial currently ongoing) must be achieved. Based on what is presently known about the current survival statistics for this population, CEL-SCI believes that achievement of this endpoint should enable CEL-SCI, subject to further consultations with FDA, to move forward, prepare and submit a Biologic License Application to FDA for Multikine.

     o    Reported  average of 50%  reduction in tumor cells in Phase II trials:
          The clinical investigators who administered the three week Multikine treatment regimen used in Phase II studies reported that, as was determined in a controlled pathology study, Multikine administration appeared to have caused, on average, the disappearance of about half of the cancer cells present at surgery (as determined by histopathology assessing the area of Stroma/Tumor (Mean+/- Standard Error of the Mean of the number of cells counted per filed)) even before the start of standard therapy such as radiation and chemotherapy (Timar et al JCO 2005).

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     o    Reported  12%  complete  response  in the final  Phase II  trial:  The clinical investigators who administered the three week Multikine investigational treatment regimen used in the final Phase II study reported that, as was determined in a controlled pathology study, the
          tumor   apparently   was  no  longer   present   (as   determined   by
          histopathology) in approximately 12 % of patients (2 of 17 evaluable by pathology). This determination was made by three pathologists blinded to the study from the surgical specimen after a three week treatment with Multikine (Timar et al JCO 2005).

     o Adverse events reported in clinical trials: In clinical trials conducted to date with the Multikine investigational therapy, adverse events which have been reported by the clinical investigators as possibly or probably related to Multikine administration included pain at the injection site, local minor bleeding and edema at the injection site, diarrhea, headache, nausea, and constipation.

     The clinical significance of these and other data, to date, from the multiple Multikine clinical trials is not yet known. These preliminary clinical data do suggest the potential to demonstrate a possible improvement in the clinical outcome for patients treated with Multikine.

     Multikine has been cleared for a global Phase III trial in advanced primary head and neck cancer. It has received a go-ahead by the US FDA as well as the Canadian, Polish, Hungarian, Russian, Ukrainian, Israeli, Indian and Taiwanese regulators.

     Subject to completion of CEL-SCI's global Phase III clinical trial and FDA's review of CEL-SCI's entire data set on this investigational therapy, if the FDA were to conclude that the safety and efficacy of this investigational therapy is established, the early-phase clinical data is encouraging in suggesting the potential that approximately 60-66% (2/3) of head and neck cancer patients with advanced primary disease could be candidates for this investigational therapy if it were to be approved by FDA.

     The trial will test the hypothesis that Multikine treatment administered prior to the current standard therapy for head and neck cancer patients (surgical resection of the tumor and involved lymph nodes followed by radiotherapy or radiotherapy and concurrent chemotherapy) will extend the overall survival, enhance the local/regional control of the disease and reduce the rate of disease progression in patients with advanced oral squamous cell carcinoma.

     CEL-SCI has an agreement with Orient Europharma of Taiwan which provides Orient Europharma with the exclusive marketing rights to Multikine for all cancer indications in Taiwan, Singapore, Hong Kong, Malaysia, South Korea, the Philippines, Australia and New Zealand. The agreement requires Orient Europharma to fund the clinical trials needed to obtain marketing approvals in these countries for head and neck cancer, naso-pharyngeal cancer and potentially cervical cancer.

     CEL-SCI has an agreement with Teva Pharmaceutical Industries, Ltd., which provides Teva with the exclusive license to market and distribute Multikine in Israel, Turkey, and in August 2011, added Serbia and Croatia. Pursuant to the agreement, Teva will participate in CEL-SCI's upcoming Phase III clinical trial and will fund a portion of the Phase III trial in Israel.

     Effective March 6, 2009, CEL-SCI entered into a licensing agreement with Byron Biopharma LLC ("Byron") under which CEL-SCI granted Byron an exclusive license to market and distribute Multikine in the Republic of South Africa.

     Pursuant to the agreement, Byron will be responsible for registering the product in South Africa. Once Multikine has been approved for sale, CEL-SCI will be responsible for manufacturing the product, while Byron will be responsible for sales in South Africa. Revenues will be divided equally between CEL-SCI and Byron.

     In August 2011, CEL-SCI entered into an exclusive Sales, Marketing and Distribution agreement with IDC-GP Pharm LLC ("IDC-GP Pharm") under which CEL-SCI has granted IDC-GP Pharm an exclusive license to market and Multikine in the countries of Argentina and Venezuela (the "Territory"). IDC-GP Pharm is a joint venture between two groups of experienced pharmaceutical entrepreneurs with expertise in the registration and commercialization of pharmaceutical products in South America, among other regions. One of these two groups represents former employees of a large pharmaceutical company, while the other group is GP Pharm, headquartered in Barcelona, Spain, with operations in each major country in Latin America either directly or through local partners. Pursuant to the agreement, IDC-GP Pharm will be responsible for receiving regulatory approval to use Multikine in the territory. Once Multikine has been approved in any of the two countries, CEL-SCI will be responsible for manufacturing the product, while IDC-GP Pharm will be responsible for sales in the Territory. Revenues will be split 50/50 between CEL-SCI and IDC-GP Pharm after payment to CEL-SCI for the manufacturing costs of Multikine. If IDC-GP Pharma does not receive governmental permission to distribute Multikine in Argentina or Venezuela by August 31, 2013, CEL-SCI has the right to cancel the agreement.

     Before starting the Phase III trial, CEL-SCI needed to build a dedicated manufacturing facility to produce Multikine. This facility has been completed and validated, and has produced several clinical lots for the Phase III clinical trial. CEL-SCI estimates the total cost of the Phase III trial, with the exception of the parts that will be paid by its licensees, Teva Pharmaceuticals and Orient Europharma, to be approximately $32,000,000 of which approximately $7,000,000 has been paid as of August 31, 2012. Out of the planned 48 sites, 36 sites have completed their site initiation visits and patients are being screened/enrolled in multiple locations. It should be noted that this estimate is only an estimate based on the information currently available in CEL-SCI's contracts with the Clinical Research Organization responsible for managing the Phase III trial. This number can be affected by the speed of enrollment, foreign currency exchange rates and many other factors, some of which cannot be foreseen today.

Manufacturing Facility
----------------------

     CEL-SCI completed validation of its new manufacturing facility in January 2010. The state-of-the-art facility is being used to manufacture Multikine for CEL-SCI's Phase III clinical trial. In addition to using this facility to manufacture Multikine, CEL-SCI, only if the facility is not being used for Multikine, may offer the use of the facility as a service to pharmaceutical companies and others, particularly those that need to "fill and finish" their drugs in a cold environment (4 degrees Celsius, or approximately 39 degrees

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

Fahrenheit). However, priority will always be given to Multikine. Fill and finish is the process of filling injectable drugs in a sterile manner and is a key part of the manufacturing process for many medicines.

     The fastest area of growth in the biopharmaceutical and pharmaceutical markets is biologics, and most recently stem cell products. These compounds and therapies are derived from or mimic human cells or proteins and other molecules (e.g., hormones, etc.). Nearly all of the major drugs developed for unmet medical needs (e.g., Avastin(R), Erbitux(R), Rituxan(R), Herceptin(R), Copaxon(R), etc.) are biologics. Biologics are usually very sensitive to heat and quickly lose their biological activity if exposed to room or elevated temperature. Room or elevated temperatures may also affect the shelf-life of a biologic with the result that the product cannot be stored for as long as desired. However, these products do not generally lose activity when kept at 4 degrees Celsius.

     The FDA and other regulatory agencies require a drug developer to demonstrate the safety, purity and potency of a drug being produced for use in humans. When filling a product at 4 degrees Celsius, minimal to no biological losses occur and therefore the potency of the drug is maintained throughout the final critical step of the drug's manufacturing process. If the same temperature sensitive drug is instead aseptically filled at room temperature, expensive and time-consuming validation studies must be conducted, first, to be able to obtain a complete understanding of the product's potency loss during the room temperature fill process, and second, to create solutions to the drug's potency losses, which require further testing and validation.

     CEL-SCI's unique, cold aseptic filling suite can be operated at temperatures between 2 degrees Celsius and room temperatures, and at various humidity levels. CEL-SCI's aseptic filling suites are maintained at FDA and EU ISO classifications of 5/6. CEL-SCI also has the capability to formulate, inspect, label and package biologic products at cold temperatures.

     CEL-SCI's lease on the manufacturing facility expires on October 31, 2028. Since October 2008 CEL-SCI has been required to make monthly base rent payments of $131,250. Beginning October 31, 2009, the annual base rent escalates each year at 3%. CEL-SCI is also required to pay all real and personal property taxes, insurance premiums, maintenance expenses, repair costs and utilities associated with the facility, which were approximately $33,000 per month as of the date of this prospectus.

     In August 2011, CEL-SCI paid a deposit of $1,670,917 to the landlord since CEL-SCI's cash balances did not meet the minimum amount required by the lease. When CEL-SCI meets the minimum cash balance required by the lease, he deposit will be returned to CEL-SCI.

     The landlord has the right to declare CEL-SCI in default if CEL-SCI fails to pay any installment of the base rent when such failure continues for a period of five business days after CEL-SCI's receipt of written notice from the landlord, provided that if CEL-SCI fails to pay any installment of the base rent within five business days more than twice in any twelve-month period during the lease, the landlord will not be required to provide CEL-SCI with any further notice and CEL-SCI will be deemed to be in default. As of the date of this prospectus, CEL-SCI was not in default on the lease.

LEAPS
-----

     CEL-SCI's patented T-cell Modulation Process, referred to as LEAPS (Ligand Epitope Antigen Presentation System), uses "heteroconjugates" to direct the body to choose a specific immune response. LEAPS is designed to stimulate the human immune system to more effectively fight bacterial, viral and parasitic infections as well as autoimmune, allergies, transplantation rejection and cancer, when it cannot do so on its own. Administered like a vaccine, LEAPS combines T-cell binding ligands with small, disease associated, peptide antigens and may provide a new method to treat and prevent certain diseases.

     The ability to generate a specific immune response is important because many diseases are often not combated effectively due to the body's selection of the "inappropriate" immune response. The capability to specifically reprogram an immune response may offer a more effective approach than existing vaccines and drugs in attacking an underlying disease.

     Using the LEAPS technology, CEL-SCI has created a potential peptide treatment for H1N1 (swine flu) hospitalized patients. This LEAPS flu treatment is designed to focus on the conserved, non-changing epitopes of the different strains of Type A Influenza viruses (H1N1, H5N1, H3N1, etc.), including "swine", "avian or bird", and "Spanish Influenza", in order to minimize the chance of viral "escape by mutations" from immune recognition. Therefore one should think of this treatment not really as an H1N1 treatment, but as a pandemic flu treatment. CEL-SCI's LEAPS flu treatment contains epitopes known to be associated with immune protection against influenza in animal models.

     On September 16, 2009, the U.S. Food and Drug Administration advised CEL-SCI that it could proceed with its first clinical trial to evaluate the effect of LEAPS-H1N1 treatment on the white blood cells of hospitalized H1N1 patients. This followed an expedited initial review of CEL-SCI's regulatory submission for this study proposal.

     On November 6, 2009, CEL-SCI announced that The Johns Hopkins University School of Medicine had given clearance for CEL-SCI's first clinical study to proceed using LEAPS-H1N1. Soon after the start of the study, the number of hospitalized H1N1 patients dramatically declined and the study has been unable to complete the enrollment of patients.

     This pandemic flu work is being pursued in collaboration with the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health, USA. In May 2011 NIAID scientists presented data at the Keystone Conference on "Pathogenesis of Influenza: Virus-Host Interactions" in Hong Kong, China, showing the positive results of efficacy studies in mice of L.E.A.P.S. H1N1 activated dendritic cells (DCs) to treat the H1N1 virus. Scientists at the NIAID found that H1N1-infected mice treated with LEAPS-H1N1 DCs showed a survival advantage over mice treated with control DCs. The work was performed in collaboration with scientists led by Kanta Subbarao, M.B.B.S., M.P.H, of the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health, USA.

     With its LEAPS technology, CEL-SCI also developed a second peptide named CEL-2000, a potential rheumatoid arthritis vaccine. The data from animal studies of rheumatoid arthritis using the CEL-2000 treatment vaccine demonstrated that CEL-2000 is an effective treatment against arthritis with fewer administrations than those required by other anti-rheumatoid arthritis treatments, including Enbrel(R). CEL-2000 is also potentially a more disease type-specific therapy, is calculated to be significantly less expensive and may be useful in patients unable to tolerate or who may not be responsive to existing anti-arthritis therapies.

     In February 2010 CEL-SCI announced that its CEL-2000 vaccine demonstrated that it was able to block the progression of rheumatoid arthritis in a mouse model. The results were published in the scientific peer-reviewed Journal of International Immunopharmacology (online edition) in an article titled "CEL-2000: A Therapeutic Vaccine for Rheumatoid Arthritis Arrests Disease Development and Alters Serum Cytokine/Chemokine Patterns in the Bovine Collagen Type II Induced Arthritis in the DBA Mouse Model" with lead author Dr. Daniel Zimmerman. The study was co-authored by scientists from CEL-SCI, Washington Biotech, Northeastern Ohio Universities Colleges of Medicine and Pharmacy and Boulder BioPath.

     None of the LEAPS investigational products have been approved for sale, barter or exchange by the FDA or any other regulatory agency for any use to treat disease in animals or humans. The safety or efficacy of these products has not been established for any use. Lastly, no definitive conclusions can be drawn from the early-phase, preclinical-trials data involving these investigational products. Before obtaining marketing approval from the FDA in the United States, and by comparable agencies in most foreign countries, these product candidates must undergo rigorous preclinical and clinical testing which is costly and time consuming and subject to unanticipated delays. There can be no assurance that these approvals will be granted.

                           FORWARD LOOKING STATEMENTS

     This prospectus contains various forward-looking statements that are based on CEL-SCI's beliefs as well as assumptions made by and information currently available to CEL-SCI. When used in this prospectus, the words "believe", "expect", "anticipate", "estimate" and similar expressions are intended to identify forward-looking statements. Such statements may include statements regarding seeking business opportunities, payment of operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

                                  RISK FACTORS

     Investors should be aware that this offering involves the risks described below, which could adversely affect the price of CEL-SCI's common stock. In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in the securities offered by this prospectus.

Risks Related to CEL-SCI
------------------------

Since CEL-SCI has earned only limited revenues and has a history of losses, CEL-SCI will require additional capital to remain in operation, complete its clinical trials and fund pre-marketing expenses.

     CEL-SCI has had only limited revenues since it was formed in 1983. Since the date of its formation and through June 30, 2012, CEL-SCI incurred net losses of approximately $(200,423,000). CEL-SCI has relied principally upon the proceeds of public and private sales of its securities to finance its activities to date.

     If CEL-SCI cannot obtain additional capital, CEL-SCI may have to postpone development and research expenditures, which will delay CEL-SCI's ability to produce a competitive product. Delays of this nature may depress the price of CEL-SCI's common stock. In addition, although CEL-SCI is not aware of a direct competitor for Multikine, it is possible that one exists. There are many potential competitors of LEAPS. If competitors develop, any delay in the development of CEL-SCI's products may provide opportunities to those competitors.

     The condition of the overall economy may continue to affect both the availability of capital and CEL-SCI's stock price. In addition, future capital raises, which will be necessary for CEL-SCI's survival, will be further dilutive to current shareholders. There can be no assurance that CEL-SCI will be able to raise the capital it will need.

All of CEL-SCI's potential products, with the exception of Multikine, are in the early stages of development, and any commercial sale of these products will be many years away.

     Even potential product sales from Multikine are years away, since cancer trials can be lengthy. Accordingly, CEL-SCI expects to incur substantial losses for the foreseeable future.

Since CEL-SCI does not intend to pay dividends on its common stock, any potential return to investors will result only from any increases in the price of CEL-SCI's common stock.

     At the present time, CEL-SCI intends to use available funds to finance its operations. Accordingly, while payment of dividends rests within the discretion of CEL-SCI's Directors, no common stock dividends have been declared or paid by CEL-SCI and CEL-SCI has no intention of paying any common stock dividends in the foreseeable future. Any gains for CEL-SCI's investors will most likely result from increases in the price of CEL-SCI's common stock, which has been volatile in the recent past. If CEL-SCI's stock price does not increase, which likely will depend primarily upon the results of the Multikine clinical trials, an investor is unlikely to receive any return on an investment in CEL-SCI's common stock.

The costs of CEL-SCI's product development and clinical trials are difficult to estimate and will be very high for many years, preventing CEL-SCI from making a profit for the foreseeable future, if ever.

     Clinical and other studies necessary to obtain approval of a new drug can be time consuming and costly, especially in the United States, but also in foreign countries. CEL-SCI's estimates of the costs associated with future clinical trials and research may be substantially lower than what CEL-SCI actually experiences. It is impossible to predict what CEL-SCI will face in the development of a product, such as LEAPS. The purpose of clinical trials is to provide both CEL-SCI and regulatory authorities with safety and efficacy data in humans. It is relatively common to revise a trial or add subjects to a trial in progress. These examples of common vagaries in product development and clinical investigations demonstrate how predicted costs may exceed reasonable expectations. The different and often complex steps necessary to obtain regulatory approval, especially that of the United States Food and Drug Administration ("FDA") and the European Union's European Medicine's Agency ("EMA"), involve significant costs and may require several years to complete. CEL-SCI expects that it will need substantial additional financing over an extended period of time in order to fund the costs of future clinical trials, related research, and general and administrative expenses.

     The extent of CEL-SCI's clinical trials and research programs are primarily based upon the amount of capital available to CEL-SCI and the extent to which it receives regulatory approvals for clinical trials. CEL-SCI has established estimates of the future costs of the Phase III clinical trial for Multikine, but, as explained above, that estimate may not prove correct.

Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

     Changing laws, regulations and standards relating to corporate governance and public disclosure may create uncertainty regarding compliance matters. New or changed laws, regulations and standards are subject to varying interpretations in many cases. As a result, their application in practice may evolve over time. CEL-SCI is committed to maintaining high standards of corporate governance and public disclosure. Complying with evolving interpretations of new or changing legal requirements may cause CEL-SCI to incur higher costs as it revises current practices, policies and procedures, and may divert management time and attention from potential revenue-generating activities to compliance matters. If CEL-SCI's efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, CEL-SCI's reputation may also be harmed. Further, CEL-SCI's board members, chief executive officer and president could face an increased risk of personal liability in connection with the performance of their duties. As a result, CEL-SCI may have difficulty attracting and retaining qualified board members and executive officers, which could harm its business.

CEL-SCI has not established a definite plan for the marketing of Multikine.

     CEL-SCI has not established a definitive plan for marketing nor has it established a price structure for any of its products. However, CEL-SCI intends, if it is in a position to do so, to sell Multikine itself in certain markets and to enter into written marketing agreements with various major pharmaceutical firms with established sales forces. The sales forces in turn would, CEL-SCI believes, target CEL-SCI's products to cancer centers, physicians and clinics involved in head and neck cancer. CEL-SCI has already licensed Multikine to four companies, Teva Pharmaceuticals in Israel, Turkey, Serbia and Croatia, Orient Europharma in Taiwan, Singapore, Hong Kong, Malaysia, South Korea, the Philippines, Australia and New Zealand, Byron BioPharma, LLC in South Africa, and IDC-GP Pharm in Argentina and Venezuela. CEL-SCI believes that these companies have the resources to market Multikine appropriately in their respective territories, but there is no guarantee that they will. There is no assurance that CEL-SCI will find qualified parties willing to market CEL-SCI's product in other areas.

     CEL-SCI may encounter problems, delays and additional expenses in developing marketing plans with outside firms. In addition, even if Multikine is cost effective and proven to increase overall survival, CEL-SCI may experience other limitations involving the proposed sale of Multikine, such as uncertainty of third-party reimbursement. There is no assurance that CEL-SCI can successfully market any products which it may develop.

CEL-SCI hopes to expand its clinical development capabilities in the future, and any difficulties hiring or retaining key personnel or managing this growth could disrupt CEL-SCI's operations.

     CEL-SCI is highly dependent on the principal members of CEL-SCI's management and development staff. If the Multikine clinical trial is successful, CEL-SCI expects to expand its clinical development and manufacturing capabilities, which will involve hiring additional employees. Future growth will require CEL-SCI to continue to implement and improve CEL-SCI's managerial, operational and financial systems and to continue to retain, recruit and train additional qualified personnel, which may impose a strain on CEL-SCI's administrative and operational infrastructure. The competition for qualified personnel in the biopharmaceutical field is intense. CEL-SCI is highly dependent on its ability to attract, retain and motivate highly qualified management and specialized personnel required for clinical development. Due to CEL-SCI's limited resources, CEL-SCI may not be able to manage effectively the expansion of its operations or recruit and train additional qualified personnel. If CEL-SCI is unable to retain key personnel or manage its growth effectively, CEL-SCI may not be able to implement its business plan.

Multikine is made from components of human blood, which involves inherent risks that may lead to product destruction or patient injury.

     Multikine is made, in part, from components of human blood. There are inherent risks associated with products that involve human blood such as possible contamination with viruses, including Hepatitis or HIV. Any possible contamination could require CEL-SCI to destroy batches of Multikine or cause injuries to patients who receive the product, thereby subjecting CEL-SCI to possible financial losses, lawsuits, and harm to its business.

     Although CEL-SCI has product liability insurance for Multikine, the successful prosecution of a product liability case against CEL-SCI could have a materially adverse effect upon its business if the amount of any judgment exceeds CEL-SCI's insurance coverage. Such a suit also could damage the reputation of Multikine and make successful marketing of the product less likely. CEL-SCI commenced the Phase III clinical trial for Multikine in December 2010. Although no claims have been brought to date, participants in CEL-SCI's clinical trials could bring civil actions against CEL-SCI for any unanticipated harmful effects arising from the use of Multikine or any drug or product that CEL-SCI may attempt to develop.

CEL-SCI's directors are allowed to issue shares of preferred stock and warrants with provisions that could be detrimental to the holders of CEL-SCI's common stock.

     The provisions in CEL-SCI's Articles of Incorporation relating to CEL-SCI's preferred stock allow CEL-SCI's directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI's common stock. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management. In addition, CEL-SCI has issued warrants in the past and may do so in the future. These warrants, providing a future right to purchase shares of CEL-SCI's common stock at the established price, may further dilute the ownership of current shareholders.

CEL-SCI's Independent Registered Public Accountants have included in their report on CEL-SCI's financial statements a paragraph stating that CEL-SCI may be unable to continue as a going concern.

     As a result of recurring losses from operations, CEL-SCI's independent registered public accounting firm, BDO USA, LLP, has issued a report in connection with their audit of CEL-SCI's consolidated financial statements for the year ended September 30, 2011, that included an explanatory paragraph referring to CEL-SCI's recurring losses from operations and expressing substantial doubt in CEL-SCI's ability to continue as a going concern without additional capital becoming available. The doubt about CEL-SCI's ability to continue as a going concern could have an adverse impact on its ability to execute its business plan, result in the reluctance on the part of certain suppliers to do business with CEL-SCI, or adversely affect CEL-SCI's ability to raise additional debt or equity capital.

Risks Related to Government Approvals
-------------------------------------

CEL-SCI's product candidates must undergo rigorous preclinical and clinical testing and regulatory approvals, which could be costly and time-consuming and subject CEL-SCI to unanticipated delays or prevent CEL-SCI from marketing any products.

     Therapeutic agents, drugs and diagnostic products are subject to approval, prior to general marketing, from the FDA in the United States, the EMA in the European Union, and by comparable agencies in most foreign countries. Before obtaining marketing approval, these product candidates must undergo costly and time consuming preclinical and clinical testing which could subject CEL-SCI to unanticipated delays and may prevent CEL-SCI from marketing its product candidates. There can be no assurance that such approvals will be granted.

     CEL-SCI cannot be certain when or under what conditions it will undertake clinical trials. A variety of issues may delay or prevent CEL-SCI's Phase III clinical trial for Multikine or preclinical and early clinical trials for other products. For example, early trials, or the plans for later trials, may not satisfy the requirements of regulatory authorities, such as the FDA. CEL-SCI may fail to find subjects willing to enroll in CEL-SCI's trials. CEL-SCI manufactures Multikine, but relies on third party vendors for managing the trial process and other activities, and these vendors may fail to meet appropriate standards. Accordingly, the clinical trials relating to CEL-SCI's product candidates may not be completed on schedule, the FDA or foreign regulatory agencies may order CEL-SCI to stop or modify its research, or these agencies may not ultimately approve any of CEL-SCI's product candidates for commercial sale. Varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of CEL-SCI's product candidates. The data collected from CEL-SCI's clinical trials may not be sufficient to support regulatory approval of its various product candidates, including Multikine. CEL-SCI's failure to adequately demonstrate the safety and efficacy of any of its product candidates would delay or prevent regulatory approval of its product candidates in the United States, which could prevent CEL-SCI from achieving profitability. Although CEL-SCI had positive results in its Phase II trials for Multikine, those results were for a very small sample set, and CEL-SCI will not know definitively how Multikine will perform until CEL-SCI is well into, or completes, its Phase III clinical trial.

     The requirements governing the conduct of clinical trials, manufacturing, and marketing of CEL-SCI's product candidates, including Multikine, outside the United States vary from country to country. Foreign approvals may take longer to obtain than FDA approvals and can require, among other things, additional testing and different trial designs. Foreign regulatory approval processes include all of the risks associated with the FDA approval process. Some of those agencies also must approve prices for products approved for marketing. Approval of a product by the FDA or the EMA does not ensure approval of the same product by the health authorities of other countries. In addition, changes in regulatory requirements for product approval in any country during the clinical trial process and regulatory agency review of each submitted new application may cause delays or rejections.

     CEL-SCI has only limited experience in filing and pursuing applications necessary to gain regulatory approvals. CEL-SCI's lack of experience may impede its ability to obtain timely approvals from regulatory agencies, if at all. CEL-SCI will not be able to commercialize Multikine and other product candidates until it has obtained regulatory approval. In addition, regulatory authorities may also limit the types of patients to which CEL-SCI or others may market Multikine or CEL-SCI's other products. Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect the ability of CEL-SCI or potential licensees to successfully market CEL-SCI's products.

     Even if CEL-SCI obtains regulatory approval for its product candidates, CEL-SCI will be subject to stringent, ongoing government regulation.

     If CEL-SCI's products receive regulatory approval, either in the United States or internationally, CEL-SCI will continue to be subject to extensive regulatory requirements. These regulations are wide-ranging and govern, among other things:

     o    product design, development and manufacture;

     o    product application and use

     o    adverse drug experience;

     o    product advertising and promotion;

     o    product manufacturing, including good manufacturing practices

     o    record keeping requirements;

     o registration and listing of CEL-SCI's establishments and products with the FDA, EMA and other state and national agencies;

     o    product storage and shipping;

     o    drug sampling and distribution requirements;

     o    electronic record and signature requirements; and

     o    labeling changes or modifications.

     CEL-SCI and any third-party manufacturers or suppliers must continually adhere to federal regulations setting forth requirements, known as current Good Manufacturing Practices, or cGMPs, and their foreign equivalents, which are enforced by the FDA, the EMA and other national regulatory bodies through their facilities inspection programs. If CEL-SCI's facilities, or the facilities of CEL-SCI's contract manufacturers or suppliers, cannot pass a pre-approval plant inspection, the FDA, EMA, or other national regulators will not approve the marketing applications of CEL-SCI's product candidates. In complying with cGMP and foreign regulatory requirements, CEL-SCI and any of its potential third-party manufacturers or suppliers will be obligated to expend time, money and effort in production, record-keeping and quality control to ensure that CEL-SCI's products meet applicable specifications and other requirements.

     If CEL-SCI does not comply with regulatory requirements at any stage, whether before or after marketing approval is obtained, CEL-SCI may be subject to license suspension or revocation, criminal prosecution, seizure, injunction, fines, be forced to remove a product from the market or experience other adverse consequences, including restrictions or delays in obtaining regulatory marketing approval for such products or for other products for which it seeks approval. This could materially harm CEL-SCI's financial results, reputation and stock price. Additionally, CEL-SCI may not be able to obtain the labeling claims necessary or desirable for product promotion. CEL-SCI may also be required to undertake post-marketing trials, which will be evaluated by applicable authorities to determine if CEL-SCI's products may remain on the market. If CEL-SCI or other parties identify adverse effects after any of CEL-SCI's products are on the market, or if manufacturing problems occur, regulatory approval may be suspended or withdrawn. CEL-SCI may be required to reformulate its products, conduct additional clinical trials, make changes in product labeling or indications of use, or submit additional marketing applications to support any changes. If CEL-SCI encounters any of the foregoing problems, its business and results of operations will be harmed and the market price of its common stock may decline.

     Also, CEL-SCI cannot predict the extent of adverse government regulations which might arise from future legislative or administrative action. Without government approval, CEL-SCI will be unable to sell any of its products.

Foreign governments often impose strict price controls, which may adversely affect CEL-SCI's future profitability.

     CEL-SCI intends to seek approval to market Multikine in both the United States and foreign jurisdictions. If CEL-SCI obtains approval in one or more foreign jurisdictions, CEL-SCI will be subject to rules and regulations in those jurisdictions relating to Multikine. In some foreign countries, particularly in the European Union, prescription drug pricing is subject to governmental control. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a drug candidate. To obtain reimbursement or pricing approval in some countries, CEL-SCI may be required to conduct a clinical trial that compares the cost-effectiveness of Multikine to other available therapies. If reimbursement of Multikine is unavailable or limited in scope or amount, or if pricing is set at unsatisfactory levels, CEL-SCI may be unable to achieve or sustain profitability.

Risks Related to Intellectual Property
--------------------------------------

CEL-SCI may not be able to achieve or maintain a competitive position, and other technological developments may result in CEL-SCI's proprietary technologies becoming uneconomical or obsolete.

     CEL-SCI is involved in a biomedical field that is undergoing rapid and significant technological change. The pace of change continues to accelerate. The successful development of products from CEL-SCI's compounds, compositions and processes through CEL-SCI-financed research, or as a result of possible licensing arrangements with pharmaceutical or other companies, is not assured.

     Many companies are working on drugs designed to cure or treat cancer or cure and treat viruses, such as H1N1. Many of these companies have financial, research and development, and marketing resources, which are much greater than CEL-SCI's, and are capable of providing significant long-term competition either by establishing in-house research groups or by forming collaborative ventures with other entities. In addition, smaller companies and non-profit institutions are active in research relating to cancer and infectious diseases. CEL-SCI's market share will be reduced or eliminated if CEL-SCI's competitors develop and obtain approval for products that are safer or more effective than CEL-SCI's products.

CEL-SCI's patents might not protect CEL-SCI's technology from competitors, in which case CEL-SCI may not have any advantage over competitors in selling any products which it may develop.

     Certain aspects of CEL-SCI's technologies are covered by U.S. and foreign patents. In addition, CEL-SCI has a number of new patent applications pending. There is no assurance that the applications still pending or which may be filed in the future will result in the issuance of any patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford CEL-SCI. Disputes may arise between CEL-SCI and others as to the scope and validity of these or other patents. Any defense of the patents could prove costly and time consuming and there can be no assurance that CEL-SCI will be in a position, or will deem it advisable, to carry on such a defense. A suit for patent infringement could result in increasing costs, delaying or halting development, or even forcing CEL-SCI to abandon a product. Other private and public concerns, including universities, may have filed applications for, may have been issued, or may obtain additional patents and other proprietary rights to technology potentially useful or necessary to CEL-SCI. CEL-SCI currently is not aware of any such patents, but the scope and validity of such patents, if any, and the cost and availability of such rights are impossible to predict. Also, as far as CEL-SCI relies upon unpatented proprietary technology, there is no assurance that others may not acquire or independently develop the same or similar technology.

Much of CEL-SCI's intellectual property is protected as a trade secret, not as a patent.

     Much of CEL-SCI's intellectual property pertains to its manufacturing system, certain aspects of which may not be suitable for patent filing and must be protected as a trade secret. Those trade secrets must be protected diligently by CEL-SCI to protect their disclosure to competitors, since legal protections after disclosure may be minimal or non-existent. Accordingly, much of CEL-SCI's value is dependent upon its ability to keep its trade secrets confidential. Although CEL-SCI takes measures to ensure confidentiality, CEL-SCI may fail in that attempt. In addition, in some cases a regulator considering CEL-SCI's application for product approval may require the disclosure of some or all of CEL-SCI's proprietary information. In such a case, CEL-SCI must decide whether to disclose the information or forego approval in a particular country. If CEL-SCI is unable to market its products in key countries, CEL-SCI's opportunities and value may suffer.

Risks Related to CEL-SCI's Common Stock
---------------------------------------

Since the market price for CEL-SCI's common stock is volatile, investors may not be able to sell any of CEL-SCI's shares at a profit.

     The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. During the twelve months ended August 31, 2012, CEL-SCI's stock price has ranged from a low of $0.27 per share to a high of $0.65 per share. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, publications by market analysts, law suits, and general market conditions may have a significant effect on the future market price of CEL-SCI's common stock.

Future sales of CEL-SCI's securities may dilute the value of current investors' holdings.

     In order to raise additional capital, CEL-SCI may need to sell shares of its common stock, or securities convertible into common stock, at prices that may be below the prevailing market price of CEL-SCI's common stock at the time of sale. Since CEL-SCI's stock price has been volatile, even a sale at market price one week may represent a substantial "discount" over the prior week's price. Future sales of CEL-SCI's securities will dilute CEL-SCI's current stockholders and investors and may have a negative effect on the market price of its common stock.

Shares issuable upon the conversion of notes or upon the exercise of outstanding warrants and options may substantially increase the number of shares available for sale in the public market and may depress the price of CEL-SCI's common stock.

     CEL-SCI has outstanding convertible notes and debt, as well as options and warrants, which as of the date of this prospectus, could potentially allow the holders to acquire a substantial number of shares of CEL-SCI's common stock. Until the convertible notes and debt are repaid, and the options and warrants expire, the holders will have an opportunity to profit from any increase in the market price of CEL-SCI's common stock without assuming the risks of ownership. Holders of options and warrants may exercise these securities at a time when CEL-SCI could obtain additional capital on terms more favorable than those provided by the options or warrants. The conversion of the notes or debt or the exercise of the options and warrants will dilute the voting interest of the current owners of outstanding shares by adding a substantial number of additional shares of common stock.

     Substantially all of the shares of common stock that are issuable upon the conversions of the notes or debt, of the exercise of outstanding options and warrants, may be sold in the public market. The sale of common stock described above, or the perception that such sales could occur, may adversely affect the market price of CEL-SCI's common stock.

     Any decline in the price of CEL-SCI's common stock may encourage short sales, which could place further downward pressure on the price of CEL-SCI's common stock. Short selling is a practice of selling shares which are not owned by a seller at that time, with the expectation that the market price of the shares will decline in value after the sale, providing the short seller a profit.

                             COMPARATIVE SHARE DATA

                                                  Number of Shares
                                                  ----------------

Shares outstanding as of August 31, 2012            273,002,429

Shares to be sold in this offering:                     Unknown

     The number of shares outstanding as of August 31, 2012 excludes shares which may be issued upon the exercise of the options or warrants described below.

Other Shares Which May Be Issued:
                                                     Number of          Note
                                                      Shares         Reference
                                                     ---------       ---------

   Shares issuable upon exercise of Series L and M
      warrants                                       7,250,000         A

   Shares issuable upon the exercise of
      Series N warrants                              5,187,709         B

   Shares issuable upon the exercise of warrants
     held by private investors                       8,776,875         C

   Shares issuable upon exercise of options granted
     to CEL-SCI's officers,  directors, employees,
     consultants, and third parties                 37,472,088         D

   Shares issuable upon exercise of Series A
     warrants                                        1,303,472         E

   Shares issuable upon conversion of loan payable
     to officer and director                         2,760,142         F

   Shares issuable upon exercise of warrants held
     by officer and director                         3,497,539         F

   Shares issuable upon exercise of Series B warrants  500,000         G

   Shares issuable upon exercise of Series C
     warrants                                        4,634,886         H

   Shares issuable upon exercise of Series E warrants  714,286         I

   Shares issuable upon exercise of Series F
     warrants                                       12,000,000         J

   Shares issuable upon exercise of Series G warrants  666,667         J

   Shares issuable upon exercise of Series H
     warrants                                       12,000,000         K

   Shares issuable upon exercise of Series P
     warrants                                        5,900,000         L

   Shares issuable upon exercise of Series Q
     warrants                                       12,000,000         M

A. The Series L warrants allow the holders to purchase up to:

     o 250,000 shares of CEL-SCI's common stock at a price of $0.75 per share at any time on or before April 17, 2014

     o 1,000,000 shares of CEL-SCI's common stock at a price of $0.34 per share at any time on or before April 17, 2013.

     The Series M warrants allow the holders to purchase up to 6,000,000 shares of CEL-SCI's common stock at a price of $0.34 per shares. The Series M warrants expire on July 31, 2014.

B. On August 18, 2008, CEL-SCI sold 1,383,389 shares of common stock and 2,075,084 warrants in a private financing for $1,037,500. In June 2009, an additional 1,166,667 shares and 1,815,698 warrants were issued to the investors. In October 2011, an additional 833,334 shares and 1,296,927 warrants were issued to the investors. Each warrant entitles the holder to purchase one share of CEL-SCI's common stock at a price of $0.30 per share at any time prior to August 18, 2014.

C. Between May 30, 2003 and July 8, 2009, CEL-SCI sold shares of its common stock in private transactions. In some cases warrants were issued as part of the financings. The names of the warrant holders and the terms of the warrants are shown below:

                                     Shares Issuable
                             Issue    Upon Exercise    Exercise   Expiration
Warrant Holder               Date       of Warrants      Price        Date
--------------               ----       -----------      -----        ----

Eastern Biotech             5/30/03      400,000        $ 0.47     5/30/13

Cher Ami Holdings           7/18/05      375,000       $ 0.65      7/18/14

Cher Ami Holdings            2/9/06      150,000       $ 0.56      2/09/14

Eastern Biotech             4/17/06      800,000       $ 1.25      6/30/13

Cher Ami Holdings           5/18/06      800,000       $ 0.82      5/17/14

VIF II CEL-SCI Partners,
  LLC                       1/26/09    3,787,500        $ 0.75     1/26/14

VIF II CEL-SCI Partners,
  LLC                       3/31/09 -                              3/31/14-
                            6/30/09    2,296,875        $ 0.75     6/30/14

Christian Schleuning         7/8/09      167,500        $ 0.50      1/8/15
                                      ----------
                                       8,776,875
                                      ==========

     The shares of common stock issuable upon the exercise of these warrants were registered by means of a separate registration statement.

D. The options are exercisable at prices ranging from $0.16 to $1.94 per share. CEL-SCI may also grant options to purchase additional shares under its Incentive Stock Option and Non-Qualified Stock Option Plans.

E. Between June 23 and July 1, 2009, CEL-SCI sold 15,099,346 shares of its common stock at a price of $0.40 per share. The investors in this offering also received 10,116,560 Series A warrants. Each Series A warrant entitles the holder to purchase one share of CEL-SCI's common stock. The Series A warrants may be exercised at any time on or after December 24, 2009 and on or prior to December 24, 2014 at a price of $0.50 per share. As of August 31, 2012, 8,813,088 Series A warrants had been exercised.

F. Between December 2008 and June 2009, Maximilian de Clara, CEL-SCI's President and a director, loaned CEL-SCI $1,104,057. The loan was initially payable at the end of March, 2009, but was extended to the end of June, 2009. At the time the loan was due, and in accordance with the loan agreement, CEL-SCI issued Mr. de Clara a warrant which entitles Mr. de Clara to purchase 1,648,244 shares of CEL-SCI's common stock at a price of $0.40 per share. The warrant is exercisable at any time prior to December 24, 2014. Although the loan was to be repaid from the proceeds of CEL-SCI's financing, CEL-SCI's Directors deemed it beneficial not to repay the loan and negotiated a second extension of the loan with Mr. de Clara on terms similar to the June 2009 financing. Pursuant to the terms of the second extension the note is now due on July 6, 2014, but, at Mr. de Clara's option, the loan can be converted into shares of CEL-SCI's common stock. The number of shares which will be issued upon any conversion will be determined by dividing the amount to be converted by $0.40. As further consideration for the second extension, Mr. de Clara received warrants which allow Mr. de Clara to purchase 1,849,295 shares of CEL-SCI's common stock at a price of $0.50 per share at any time prior to January 6, 2015. On May 13, 2011, to recognize Mr. de Clara's willingness to agree to subordinate his note to the convertible preferred shares and convertible debt as part of the settlement agreement, CEL-SCI extended the maturity date of the note to July 6, 2015. The loan from Mr. de Clara bears interest at 15% per year and is secured by a lien on substantially all of CEL-SCI's assets. CEL-SCI does not have the right to prepay the loan without Mr. de Clara's consent. As of August 31, 2012, none of the warrants issued to Mr. De Clara had been exercised.

G. On August 31, 2009, CEL-SCI borrowed $2,000,000 from two institutional investors. The loans are evidenced by CEL-SCI's Series B promissory notes which were repaid in September 2009. The Series B note holders also received Series B warrants which allow the holders to purchase up to 500,000 shares of CEL-SCI's common stock at a price of $0.68 per share. The Series B warrants may be exercised at any time prior to September 4, 2014. As of August 31, 2012, none of the Series B Warrants had been exercised.

H. On August 20, 2009, CEL-SCI sold 10,784,435 shares of its common stock to a group of private investors for $4,852,995 or $0.45 per share. The investors also received Series C warrants which entitle the investors to purchase 5,392,217 shares of CEL-SCI's common stock. The Series C warrants may be exercised at any time prior to February 20, 2015 at a price of $0.55 per share. As of August 31, 2012, 757,331 Series C warrants had been exercised.

I. On September 21, 2009, CEL-SCI sold 14,285,715 shares of its common stock to a group of private investors for $20,000,000 or $1.40 per share. The investors also received Series D warrants which entitle the investors to purchase up to 4,714,284 shares of CEL-SCI's common stock. The Series D warrants may be exercised at any time prior to September 21, 2011 at a price of $1.50 per share. On September 21, 2011, all Series D warrants expired.

     CEL-SCI paid Rodman & Renshaw, LLC, the placement agent for the offering, a cash commission of $1,000,000, as well as an expense reimbursement of $37,500. CEL-SCI also issued Rodman & Renshaw 714,286 Series E warrants. Each Series E warrant entitles the holder to purchase one share of CEL-SCI's common stock. The Series E warrants may be exercised at any time prior to August 12, 2014 at a price of $1.75 per share. As of August 31, 2012, none of the Series E warrants had been exercised.

J. On October 3, 2011 CEL-SCI sold 13,333,334 shares of its common stock to a group of private investors for $4,000,000 or $0.30 per share. The investors also received Series F warrants which entitle the investors to purchase up to 12,000,000 shares of CEL-SCI's common stock. The Series F warrants may be exercised at any time prior to October 6, 2014 at a price of $0.40 per share.

     CEL-SCI paid Chardan Capital Markets, LLC, the placement agent for this offering, a cash commission of $140,000, and issued 666,667 Series G warrants to Chardan. Each Series G warrant entitles the holder to purchase one share of CEL-SCI's common stock. The Series G warrants may be exercised at any time prior to August 12, 2014 at a price of $0.40 per share.

     As of August 31, 2012, none of the Series F or G warrants had been exercised.

K. On January 25, 2012, CEL-SCI sold 16,000,000 shares of its common stock to institutional investors for $5,760,000 or $0.36 per share. The investors also received Series H warrants which entitle the investors to purchase up to 12,000,000 shares of CEL-SCI's common stock. The Series H warrants may be exercised at any time prior to August 1, 2015 at a price of $0.50 per share.

L. On February 10, 2012, CEL-SCI issued 5,900,000 Series P warrants to the former holder of the Series O warrants as an inducement for the early exercise of the Series O warrants. The Series P warrants allow the holder to purchase up to 5,900,000 shares of CEL-SCI's common stock at a price of $0.45 per share. The Series P warrants are exercisable at any time prior to March 7, 2017.

M. On June 21, 2012, CEL-SCI sold 16,000,000 shares of its common stock, at a price of $0.35 per share, in a registered direct offering to institutional investors, representing gross proceeds of $5,600,000. Investors also received Series Q warrants to purchase up to 12,000,000 shares of CEL-SCI's common stock at a price of $0.50 per share at any time on or after December 22, 2012 and prior to December 22, 2015.

                                 USE OF PROCEEDS

     All of the shares offered by this Prospectus are being offered by certain owners of CEL-SCI's common stock (the Selling Shareholders) and were issued by CEL-SCI in connection with CEL-SCI's employee stock compensation or option plans. None of the proceeds from this offering will be received by CEL-SCI. Expenses expected to be incurred by CEL-SCI in connection with this offering are estimated to be approximately $10,000. The Selling Shareholders have agreed to pay all commissions and other compensation to any securities broker/dealers through whom they sell any of the Shares.



                             MARKET FOR COMMON STOCK

     As of August 31, 2012 there were approximately 1,100 record holders of CEL-SCI's common stock. CEL-SCI's common stock is traded on the NYSE MKT under the symbol "CVM". Set forth below are the range of high and low quotations for CEL-SCI's common stock for the periods indicated as reported on the NYSE MKT. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

        Quarter Ending         High             Low
        --------------         ----             ---

         12/31/09             $1.79             $0.85
          3/31/10             $1.12             $0.50
          6/30/10             $0.76             $0.45
          9/30/10             $0.84             $0.43

         12/31/10             $1.05             $0.60
          3/31/11             $0.86             $0.51
          6/30/11             $0.74             $0.46
          9/30/11             $0.57             $0.35

         12/31/11             $0.42             $0.27
          3/31/12             $0.65             $0.28
          6/30/12             $0.58             $0.34

     Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors out of legally available funds and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. CEL-SCI has not paid any dividends on its common stock and CEL-SCI does not have any current plans to pay any common stock dividends.

     The provisions in CEL-SCI's Articles of Incorporation relating to CEL-SCI's preferred stock would allow CEL-SCI's directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI's Common Stock. The issuance of preferred stock with such rights may make more difficult the removal of management even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

     The market price of CEL-SCI's common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI's operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI's common stock.

                              SELLING SHAREHOLDERS

     CEL-SCI has issued (or may in the future issue) shares of its common stock to various persons pursuant to certain employee compensation plans adopted by CEL-SCI. The employee compensation plans provide for the grant or issuance to selected employees of CEL-SCI and other persons of shares of CEL-SCI's common stock or options to purchase shares of CEL-SCI's common stock. Persons who received shares pursuant to the Plans and who are offering such shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

     CEL-SCI has adopted a number of Stock Option and Stock Bonus Plans, as well as a Stock Compensation Plan. A summary description of these Plans follows. In some cases these Plans are collectively referred to as the "Plans".

     Incentive Stock Option Plans. CEL-SCI has Incentive Stock Option Plans which authorize the issuance of shares of CEL-SCI's Common Stock to persons that exercise options granted pursuant to the Plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

     Non-Qualified Stock Option Plans. CEL-SCI has Non-Qualified Stock Option Plans which authorize the issuance of shares of CEL-SCI's Common Stock to persons that exercise options granted pursuant to the Plans. CEL-SCI's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee on the date the option is granted.

     Stock Bonus Plans. CEL-SCI has Stock Bonus Plans which allow for the issuance of shares of Common Stock to it's employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     Stock Compensation Plan. CEL-SCI's Stock Compensation Plan provides for the issuance of shares of its common stock to officers, directors and employees of CEL-SCI, as well as consultants to CEL-SCI, that agree to receive shares of CEL-SCI's common stock in lieu of all or part of the compensation owed to them by CEL-SCI. However, bona fide services must be rendered by consultants and the services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     Summary. The following lists, as of August 31, 2012 the options and shares granted pursuant to the Plans. Each option represents the right to purchase one share of CEL-SCI's common stock.

                                Total      Shares      Shares
                                Shares  Reserved for  Issued as     Remaining
                               Reserved  Outstanding Stock Bonus/ Options/Shares
Name of Plan                 Under Plans  Options    Compensation   Under Plans
------------                 -----------  -------    ------------   -----------

Incentive Stock Option Plans  21,100,000 10,668,275        N/A    8,945,225
Non-Qualified Stock Option
Plans                        37,760,000  26,803,813        N/A    4,888,738
Stock Bonus Plans            15,940,000         N/A  8,087,883    7,849,829
Stock Compensation Plan      13,500,000         N/A  6,386,531    7,133,469

     Shares issuable upon the exercise of options granted to CEL-SCI's officers and directors pursuant to the Incentive Stock Option and Non-Qualified Stock Option Plans, as well as shares issued pursuant to the Stock Bonus Plans and Stock Compensation Plan, are being offered by means of this Prospectus. Certain options were granted in accordance with CEL-SCI's Salary Reduction Plan. Pursuant to the Salary Reduction Plan, any employee of CEL-SCI was allowed to receive options (exercisable at market price at time of grant) in exchange for a reduction in such employee's salary. The following table lists the shareholdings of CEL-SCI's officers and directors and the shares offered by means of this Prospectus as of August 31, 2012.


                                    Number of Shares Being Offered      Number of
                                    ------------------------------     shares which
  Name of                                                   Stock      will be owned    Percent
  Selling              Number of     Option     Bonus    Compensation  on completion      of
Shareholder          Shares Owned   Shares (2)  Shares     Shares      of the Offering   Class
-----------          ------------   ---------   ------     ------      ---------------   -----

Maximilian de Clara    251,234      4,083,249  675,071    2,012,878      251,234              *
Geert R. Kersten (1) 3,434,380     10,983,009  264,601      478,140    3,434,380          1.26%
Patricia B. Prichep    877,217      5,802,296  198,247      236,812      877,217              *
Eyal Talor, Ph.D.      486,252      5,002,719  186,224      235,783      486,252              *

                                       29

Daniel Zimmerman, Ph.D.382,303      1,659,000  340,228      127,458      382,303              *
John Cipriano                -        881,000        -      120,924            -              *
Alexander Esterhazy    233,157      1,212,332        -      233,157      233,157              *
C. Richard Kinsolving,
 Ph.D.                 302,247      1,319,000        -      233,157      302,247              *
Peter R. Young, Ph.D.  247,758      1,214,999        -      233,157      247,758              *

* Less than 1%.

     (1) Includes shares held in trusts for the benefit of Mr. Kersten's children.

     (2) Represents shares issued or issuable upon exercise of stock options. The options held by CEL-SCI's officers and directors are exercisable at prices ranging from $0.16 to $1.93 per share.

     Mr. de Clara and Mr. Kersten are both officers and directors of CEL-SCI. Mr. Esterhazy, Mr. Kinsolving and Mr. Young are directors of CEL-SCI. The other persons in the foregoing table are officers of CEL-SCI.

     Each Selling Shareholder has represented that the Shares were purchased for investment and with no present intention of distributing or reselling such Shares. However, in recognition of the fact that holders of restricted securities may wish to be legally permitted to sell their Shares when they deem appropriate, CEL-SCI has filed with the Commission under the Securities Act of 1933 a Form S-8 registration statement of which this Prospectus forms a part with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions.

     Certain of the Selling Shareholders, their associates and affiliates may from time to time be employees of, customers of, engage in transactions with, and/or perform services for CEL-SCI or its subsidiaries in the ordinary course of business.

                              PLAN OF DISTRIBUTION

     CEL-SCI may sell shares of its common stock, preferred stock, convertible preferred stock, promissory notes, convertible notes or warrants in and/or outside the United States: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to CEL-SCI from such sale, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any compensation paid to a placement agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Notwithstanding  the  above,  the  maximum  commission  or  discount  to be received by any NASD member or independent broker-dealer will not be greater than 10% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance. Any securities issued by CEL-SCI to any FINRA member or independent broker-dealer in connection with an offering of CEL-SCI's securities will be considered underwriting compensation and may be restricted from sale, transfer, assignment, or hypothecation for a number of months following the effective date of the offering, except to officers or partners
(not directors) of any underwriter or member of a selling group and/or their officers or partners.

     CEL-SCI's securities may be sold:

     o    At a fixed price.

     o As the result of the exercise of warrants or the conversion of preferred shares, and at fixed or varying prices, as determined by the terms of the warrants, or convertible securities.

     o    At varying prices in at the market offerings.

     o In privately negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities to be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased.

     If dealers are utilized in the sale of offered securities in respect of which this prospectus is delivered, CEL-SCI will sell the offered securities to the dealers as principals. The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the securities sold to the dealers.

     If an agent is used in an offering of offered securities, the agent will be named, and the terms of the agency will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

     The securities may be sold directly by CEL-SCI to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities purchased by the institutional investors. The terms of any of the sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

     CEL-SCI may permit agents or underwriters to solicit offers to purchase its securities at the public offering price set forth in a prospectus supplement pursuant to a delayed delivery arrangement providing for payment and delivery on the date stated in the prospectus supplement. Any delayed delivery contract, when issued, will contain definite fixed price and quantity terms. The obligations of any purchaser pursuant to a delayed delivery contract will not be subject to any market outs or other conditions other than the condition that the delayed delivery contract will not violate applicable law. In the event the securities underlying the delayed delivery contract are sold to underwriters at the time of performance of the delayed delivery contract, those securities will be sold to those underwriters. Each delayed delivery contract shall be subject to CEL-SCI's approval. CEL-SCI will pay the commission indicated in the prospectus supplement to underwriters or agents soliciting purchases of securities pursuant to delayed delivery arrangements accepted by CEL-SCI.

     Notwithstanding the above, while prospectus supplements may provide specific offering terms, or add to or update information contained in this prospectus, any fundamental changes to the offering terms will be made by means of a post-effective amendment.

     Agents, dealers and underwriters may be entitled under agreements entered into with CEL-SCI to indemnification from CEL-SCI against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by such agents, dealers or underwriters.

                            DESCRIPTION OF SECURITIES

Common Stock
------------

     CEL-SCI is authorized to issue 600,000,000 shares of common stock, (the "common stock"). Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

     Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities. The board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

     Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered as a component of the Units will be, upon issuance, fully paid and non-assessable.

Preferred Stock
---------------

     CEL-SCI is authorized to issue up to 200,000 shares of preferred stock. CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established. As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI. As of August 31, 2012 no shares of preferred stock were outstanding.

Warrants Held by Private Investors
----------------------------------

     See  "Comparative   Share  Data"  for  information   concerning   CEL-SCI's
outstanding options, warrants and convertible securities.

Transfer Agent
--------------

     Computershare Trust Company, Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

                                 PLAN PROSPECTUS

                              CEL-SCI Corporation
                           8229 Boone Blvd.Suite 802
                             Vienna, Virginia 22314
                                 (703) 506-9460

                                  COMMON STOCK

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This Prospectus relates to shares of the Common Stock of CEL-SCI Corporation ("the Company") issuable pursuant to certain employee compensation plans adopted by the Company. The employee compensation plans provide for the issuance, to selected employees of the Company and other persons, of either shares of the Company's common stock or options to purchase shares of the Company's Common Stock. The employee compensation plans benefit the Company by giving selected employees and other persons having a business relationship with the Company a greater personal interest in the success of the Company.

     Shares of Common Stock reserved under the Company's Incentive Stock Option Plans are offered to those employees of the Company who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to the Incentive Stock Option Plans.

     Shares of Common Stock reserved under the Company's Non-Qualified Stock Option Plans are offered to those persons who hold options (or may in the future hold options) to purchase such shares granted by the Company pursuant to the Non-Qualified Stock Option Plans.

     Shares of Common Stock reserved under the Stock Bonus Plans are offered to those persons granted, or may in the future be granted, shares of Common Stock pursuant to the Stock Bonus Plan.

     This  prospectus  also  relates  to shares of the  Company's  common  stock issuable pursuant to the Company's Stock Compensation Plan. The Stock Compensation Plan provides for the issuance of shares of the Company's common stock to its officers, directors and employees, as well as consultants, that agree to receive shares of the Company's common stock in lieu of all or part of the compensation owed to them by the Company.

     This document constitutes part of a Prospectus covering securities that have been registered under the Securities Act of 1933.

                The date of this Prospectus is ___________, 2012

     The Company's Stock Option Plans, Non-Qualified Stock Option Plans, Stock Bonus Plans and Stock Compensation Plan are sometimes collectively referred to in this Prospectus as "the Plans". The terms and conditions of any stock grant and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and any particular agreements between the Company and the Plan participants.

     Offers or resales of shares of Common Stock acquired under the Plan by "affiliates" of the Company are subject to certain restrictions under the Securities Act of l933. See "RESALE OF SHARES BY AFFILIATES".

     No person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus, in connection with the shares offered by this Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any state or jurisdiction to any person to whom it is unlawful to make such offer in such state or jurisdiction.

     The Company's Common Stock is traded on the NYSE MKT under the symbol CVM.

     With respect to the Company's Plans, the shares to which this prospectus relates will be sold from time to time by the Company when and if options granted pursuant to the Plans are exercised. In the case of shares issued by the Company pursuant to the Stock Bonus Plans, the shares will be deemed to be sold when the shares have been granted by the Company.

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----

AVAILABLE INFORMATION...................................................   4
DOCUMENTS INCORPORATED BY REFERENCE..................................      4
GENERAL INFORMATION....................................................    5
INCENTIVE STOCK OPTION PLANS............................................   6
NON-QUALIFIED STOCK OPTION PLANS...................................        8
STOCK BONUS PLANS......................................................    9
STOCK COMPENSATION PLAN ..............................................    10
OTHER INFORMATION REGARDING THE PLANS...............................      11
ADMINISTRATION OF THE PLANS......................................         12
RESALE OF SHARES BY AFFILIATES.........................................   12
AMENDMENT, SUSPENSION OR TERMINATION OF THE PLANS................         13
DESCRIPTION OF COMMON STOCK..........................................     13

EXHIBITS:

     Each Plan referred to in this Prospectus.

                              AVAILABLE INFORMATION
                              ---------------------

     The Company is subject to the informational requirements of the Securities Exchange Act of l934 and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission. Such reports, proxy statements, and other information concerning the Company can be inspected at the Commission's office at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov.

     All documents incorporated by reference, as well as other information concerning the Plans, other than exhibits to such reports and documents, are available, free of charge to holders of shares or options granted pursuant to the Plans, upon written or oral request directed to: the (Attention: Employee Plan Administrator), 8229 Boone Blvd., Suite 802, Vienna, Virginia 22182, (703) 506-9460.

     This Prospectus does not contain all information set forth in the Registration Statement, of which this Prospectus is a part, which the Company has filed with the Commission under the Securities Act of l933 and to which reference is hereby made. Each statement contained in this Prospectus is qualified in its entirety by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE
                       -----------------------------------

     The following document filed with the Commission by CEL-SCI (Commission File No. 001-11889 is incorporated by reference into this prospectus:

(1)  Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

(2)  Report on Form 8-K filed on October 6, 2011.

(3)  Report on Form 8-K filed on December 6, 2011.

(4)  Report on Form 8-K filed on January 27, 2012.

(5)  Report on Form 8-K filed on February 6, 2012.

(6)  Quarterly report on Form 10-Q for the three months ended December 31, 2011.

(7)  Report on Form 8-K filed on February 13, 2012.

(8)  Preliminary Proxy Statement on Schedule 14A filed on February 17, 2012.

(9)  Definitive Proxy Statement on Schedule 14A filed on March 20, 2012.

(10) Quarterly report on Form 10-Q for the six months ended March 31, 2012.

(11) Report on Form 8-K filed on May 18, 2012.

(12) Report on Form 8-K filed on June 21, 2012.

(13) Quarterly report on Form 10-Q for the nine months ended June 30, 2012.

     All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by CEL-SCI to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

     The Company does not intend to update this Prospectus in the future unless and until there is a material change in the information contained herein.

                               GENERAL INFORMATION
                               -------------------

     The Company has Incentive Stock Option Plans, Non-Qualified Stock Option Plans, Stock Bonus Plans and Stock Compensation Plan. In some cases the plans described above are collectively referred to as the "Plans". The terms and conditions of any stock issuance and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and the agreements between the Company and the Plan participants.

      A summary of the Company's Plans follows.

     Incentive Stock Option Plans. The Company has Incentive Stock Option Plans which authorize the issuance of shares of it's Common Stock to persons that exercise options granted pursuant to the Plans. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

     Non-Qualified Stock Option Plans. The Company has Non-Qualified Stock Option Plans which authorize the issuance of shares of it's Common Stock to persons that exercise options granted pursuant to the Plans. The Company's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Committee on the date the option is granted.

     Stock Bonus Plans. The Company has Stock Bonus Plans which allow for the issuance of shares of Common Stock to its employees, directors, officers, consultants and advisors. However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

      Stock Compensation Plan. The Company's Stock Compensation Plan provides for the issuance of shares of its common stock to its officers, directors and employees, as well as consultants, that agree to receive shares of common stock in lieu of all or part of the compensation owed to them by the Company.

     Summary. The following lists, as of August 31, 2012, the options and shares granted pursuant to the Plans. Each option represents the right to purchase one share of the Company's Common Stock.

                                Total      Shares      Shares
                                Shares  Reserved for  Issued as     Remaining
                               Reserved  Outstanding Stock Bonus/ Options/Shares
Name of Plan                 Under Plans  Options    Compensation   Under Plans
------------                 -----------  -------    ------------   -----------

Incentive Stock Option Plans  21,100,000 10,668,275        N/A    8,945,225
Non-Qualified Stock Option
Plans                        37,760,000  26,803,813        N/A    4,888,738
Stock Bonus Plans            15,940,000         N/A  8,087,883    7,849,829
Stock Compensation Plan      13,500,000         N/A  6,386,531    7,113,469

     The following table lists the shares and options granted pursuant to the Plans as of August 31, 2012.

                                                            Stock
  Name of                          Option       Bonus    Compensation
Option Holder                     Shares (1)   Shares       Shares
-------------                     ----------   ------    ------------


Maximilian de Clara               4,083,249    675,071    2,012,878
Geert R. Kersten                 10,983,009    264,601      478,140
Patricia B. Prichep               5,802,296    198,247      236,812
Eyal Talor, Ph.D.                 5,002,719    186,224      235,783
Daniel Zimmerman, Ph.D.           1,659,000    340,228      127,458
John Cipriano                       881,000          -      120,924
Alexander G. Esterhazy            1,212,332          -      233,157
C. Richard Kinsolving, Ph.D.      1,319,000          -      233,157
Peter R. Young, Ph.D.             1,214,999          -      233,157
Other employees and consultants   5,314,484  6,423,512    2,475,065

     (1) Represents shares issued or issuable upon exercise of stock options. The options held by CEL-SCI's officers and directors are exercisable at prices ranging from $0.16 to $1.93 per share. Certain options were granted in accordance with CEL-SCI's Salary Reduction Plan. Pursuant to the Salary Reduction Plan, any employee of CEL-SCI was allowed to receive options (exercisable at market price at time of grant) in exchange for a reduction in such employee's salary.

                          INCENTIVE STOCK OPTION PLANS
                          ----------------------------

Securities to be Offered and Persons Who May Participate in the Plans
---------------------------------------------------------------------

     All employees of the Company are eligible to be granted options pursuant to the Plans as may be determined by the Company's Board of Directors which administers the Plans.

     Options granted pursuant to the Plans terminate at such time as may be specified when the option is granted.

     The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may be granted options which are first exercisable in any calendar year may not exceed $100,000.

      In the discretion of the Board of Directors, options granted pursuant to the Plans may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than l0% of the Common Stock of the Company be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Plans be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plans
--------------------------------------------

     The purchase price per share of common stock purchasable under an option is determined by the Board of Directors but cannot be less than the fair market value of the Common Stock on the date of the grant of the option (or 110% of the fair market value in the case of a person owning more than 10% of the Company's outstanding shares). An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company's offices specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company. At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be permitted at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Incentive Stock Options Granted Under the Plans
--------------------------------------------------------------

     Options granted under the Plans will be incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the "Code") and will be subject to the provisions of the Code. Generally, if Common Stock of the Company is issued to an employee pursuant to an option granted as described below, and if no disqualifying disposition of such shares is made by such employee within one year after the transfer of such shares to him or within two years after the date of grant: (a) no income will be realized by the employee at the time of the grant of the option; (b) no income will be realized by the employee at the date of exercise; (c) when the employee sells such shares, any amount realized in excess of the option price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss; and (d) no deduction will be allowed to the Company for federal income tax purposes. Generally, if any disqualifying disposition of such shares is made by an employee within one year after the transfer of such shares to him, or within two years after the date of grant, the difference between the amount paid for the shares upon exercise of the option and the fair market value of the shares on the date the option was exercised will be taxed as ordinary income in the year the disqualifying disposition occurs and the Company will be allowed a deduction for such amount. However, if such disqualifying disposition is a sale or exchange for which a loss would have been recognized (if sustained), the amount taxed to the employee as ordinary income (and deductible by the Company) will be limited to the excess of the amount realized upon such sale or exchange over the amount paid for the shares where such excess is less than the amount referred to in the preceding sentence. This limitation does not apply to a disposition of the type as to which losses (if sustained) are not recognized as deductible losses for income tax purposes, e.g., a gift, a sale to certain related persons or a so-called "wash" sale (a sale within 30 days before or after the acquisition of the Company's shares or the receipt of an option or the entering into a contract to buy the Company's shares). If the shares are sold in a disqualifying disposition during such one-year period and the amount realized is in excess of the fair market value of the shares at the time of exercise, such excess will be taxed as a long-term or short-term capital gain depending upon the holding period.

     An employee who exercises an incentive stock option may be subject to the alternative minimum tax since the difference between the option price and the fair market value of the stock on the date of exercise is an item of tax preference. However, no item of preference will result if a disqualifying disposition is made of the optioned stock.

                        NON-QUALIFIED STOCK OPTION PLANS

Securities to be Offered and Persons Who May Participate in the Plans
---------------------------------------------------------------------

     The Company's employees, directors and officers, and consultants or advisors to the Company are eligible to be granted options pursuant to the Plans as may be determined by the Company's Board of Directors which administers the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

     Options granted pursuant to the Plans terminate at such time as may be specified when the option is granted.

     In the discretion of the Board of Directors options granted pursuant to the Plans may include installment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any option) is first exercisable. In no event shall an option be exercisable by its terms after the expiration of ten years from the date of grant.

Purchase of Securities Pursuant to the Plans
--------------------------------------------

     The purchase price per share of common stock purchasable under an option is determined by the Board of Directors but cannot be less than the market price of the Company's Common Stock on the date the option is granted. An option may be exercised, in whole or in part, at any time, or in part, from time to time, during the option period, by giving written notice of exercise to the Board of Directors at the Company's offices specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price either by a payment of cash, bank draft or money order payable to the Company. At the discretion of the Board of Directors payment of the purchase price for shares of Common Stock underlying options may be paid through the delivery of shares of the Company's Common Stock having an aggregate fair market value equal to the option price, provided such shares have been owned by the option holder for at least one year prior to such exercise. A combination of cash and shares of Common Stock may also be used at the discretion of the Board of Directors. No shares shall be issued until full payment has been made. An optionee shall have the rights of a stockholder only with respect to shares of stock for which certificates have been issued. Under no circumstances may an option be exercised after the expiration of the option.

Tax Aspects of Options Granted Under the Plans
----------------------------------------------

     The difference between the option price and the market value of the shares on the date the option is exercised is taxable as ordinary income to an Optionee at the time of exercise and to the extent such difference does not constitute unreasonable compensation is deductible by the Company at that time. Gain or loss on any subsequent sale of shares received through the exercise of an option will be treated as capital gain or loss.

     Since the amount of income realized by an Optionee on the exercise of an option under the Plans represents compensation for services provided to the Company, the Company may be required to withhold income taxes from the Optionee's income even though the compensation is not paid in cash. To withhold the appropriate tax on the transfer of the shares, the Company will (i) reduce the number of shares issued or distributed to reflect the necessary withholding,
(ii) withhold the appropriate tax from other compensation due to the Optionee, or (iii) condition the transfer of any shares to the Optionee on the payment to the Company of an amount equal to the taxes required to be withheld.

                                STOCK BONUS PLANS

Securities to be Offered and Persons Who May Participate in the Plans
---------------------------------------------------------------------

     Under the Stock Bonus Plans, the Company's employees, directors and officers, and consultants or advisors to the Company will be eligible to receive a grant of the Company's shares, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The aggregate number of shares which may be granted may not exceed the amount available in the Bonus Share Reserve. The grant of the Company's shares rests entirely with the Company's Board of Directors which administer the Plan. It is also left to the Board of Directors to decide the type of vesting and transfer restrictions which will be placed on the shares.

     Shares of Common Stock which may be granted under the Stock Bonus Plans (the "Bonus Share Reserve") may consist, in whole or in part, of authorized but unissued shares or treasury shares.

Tax Aspects of Shares Granted Pursuant to the Plan
--------------------------------------------------

     Any shares of stock transferred to any person pursuant to the Stock Bonus Plan will be subject to the provisions of Section 83 of the Internal Revenue Code. Consequently, if (and so long as) the shares received remain substantially nonvested, the recipient of the shares will not have to include the value of these shares in gross income. The shares will remain substantially nonvested so long as they are subject to a substantial risk of forfeiture and are nontransferable. A substantial risk of forfeiture exists if a person's rights in the shares are conditioned upon the future performance of substantial services. Nontransferability will exist if a person is restricted from selling, assigning or pledging these shares, and, if transfer is permitted, a transferee is required to take the shares subject to the substantial risk of forfeiture. However, in the year such shares become either transferable or not subject to a substantial risk of forfeiture, the recipient of the shares will be required to include in gross income for that taxable year the excess of the share's fair market value at the time they became vested over the amount (if any) paid for such shares. This amount will be taxable as ordinary compensation income.

     There is available an election through which a person can choose to recognize as ordinary income in the year of transfer the excess of the share's fair market value at the time of transfer over the amount (if any) the person paid for such shares. By making this election any future appreciation
(depreciation) in value will be treated as appreciation (depreciation) attributable to a capital asset rather than as compensation income. An election to be valid must be made within thirty (30) days of the date on which the shares are issued by the Company.

     The Company does not recognize income when granting or transferring shares to the recipient of the shares pursuant to the Plan. Furthermore, Section 83 permits the Company to take an ordinary business deduction equal to the amount includible by the recipient of the shares in the year the recipient recognizes the value of the shares as income.

                             STOCK COMPENSATION PLAN
                             -----------------------

Securities to be Offered and Persons Who May Participate in the Plan
--------------------------------------------------------------------

     Pursuant to this Plan, up to 13,500,000 shares of common stock are reserved for issuance to officers, directors and employees of the Company, as well as consultants to the Company (collectively the "Participants") that agree to receive shares of the Company's common stock in lieu of all or part of the compensation owed to them by the Company.

     The Plan will terminate on December 31, 2014.

Acquisition of Securities Pursuant to the Plan
----------------------------------------------

     If the  Company  is  willing  to offer  shares of its  common  stock to any
Participant in accordance with the Plan, the Company will provide the Participant with an Acceptance Form. A Participant wanting to accept the terms outlined in the Acceptance Form will be required to sign the form and return it to the Company by the date indicated on the form.

     The number of shares to be offered to each Participant will be equal to the number determined by dividing the compensation to be satisfied through the issuance of shares by the Price Per Share. The Price Per Share will be equal to the closing price of the Company's common stock on the date prior to the date the Acceptance Form is delivered to the Participant except that a higher or a lower price may be set by the Company's Compensation Committee. However in no case may the Price Per Share be less than 80% of the closing price of the Company's common stock on the date prior to the date the Acceptance Form is delivered to the Participant.

     The Company, in its sole discretion, may determine that any eligible Participant will not, on any or on one or more occasions, be offered the opportunity to receive shares of common stock pursuant to this Plan.

     The agreement of any Participant to accept shares of common stock in lieu of compensation is subject to approval by the Company's board of directors, which approval may be refused for any reason.

     At the option of the Company, the shares of stock issuable pursuant to the Plan will be restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission.

Tax Aspects of Shares Received Pursuant to the Plan
---------------------------------------------------

     At the time the shares are issued, the Participant will incur taxable income equal to the market price of the Company's common stock on the date the Company's board of directors approves the issuance of shares to the Participant. If the Participant is employed by the Company on the date the shares are issued, the Company may require the Participant to pay the Company all applicable federal and state withholding taxes with respect to such income or, may withhold such amounts from the Participant. If the Participant is not employed by the Company on the date the shares are issued, the delivery of the shares may be conditioned, at the Company's option, upon the Participant tendering to the Company an amount equal to all applicable federal and state withholding taxes. Federal withholding taxes will be based upon the then current provisions of the Internal Revenue Code for withholding taxes plus the Participant's share of Social Security and Medicaid taxes.

                      OTHER INFORMATION REGARDING THE PLANS
                      -------------------------------------

     All shares to be issued pursuant to the Plans will, prior to the time of issuance, constitute authorized but unissued shares or treasury shares.

     The terms and conditions upon which a person will be permitted to assign or hypothecate options or shares received pursuant to any of the Plans will be determined by the Company's Compensation Committee which administers the Plans. In general, however, options are non-transferable except upon death of the option holder. Shares issued pursuant to the Stock Bonus Plan will generally not be transferable until the person receiving the shares satisfies any vesting requirements imposed by the Committee when the shares were issued.

     Any shares issued pursuant to the Stock Bonus Plan and any options granted pursuant to the stock option Plans will be forfeited if the "vesting" schedule established by the Committee administering the Plan at the time of the grant is not met. For this purpose, vesting means the period during which the employee must remain an employee of the Company or the period of time a non-employee must provide services to the Company. At the time an employee ceases working for the Company (or at the time a non-employee ceases to perform services for the Company), any shares or options not fully vested will be forfeited and cancelled.

     Employment by the Company does not include a right to receive bonus shares or options pursuant to the Plans. Only the Board of Directors has the authority to determine which persons shall be issued bonus shares or granted options and, subject to the limitations described elsewhere in this Prospectus and in the Plans, the number of shares of Common Stock issuable as bonus shares or upon the exercise of any options.

     The Plans are not qualified under Section 401(a) of the Internal Revenue Code, nor are they subject to any provisions of the Employee Retirement Income Security Act of 1974.

     The description of the federal income tax consequences as set forth in this Prospectus is intended merely as an aid for such persons eligible to participate in the Plans, and the Company assumes no responsibility in connection with the income tax liability of any person receiving shares or options pursuant to the Plans. Persons receiving shares or options pursuant to the Plans are urged to obtain competent professional advice regarding the applicability of federal, state and local tax laws.

     As of the date of this Prospectus, and except with respect to shares or options which have not yet vested, no terms of any Plan or any contract in connection therewith creates in any person a lien on any of the securities issuable by the Company pursuant to the Plans.

                           ADMINISTRATION OF THE PLANS
                           ---------------------------

     The Plans are administered by the Company's Compensation Committee, which is appointed by the Company's Board of Directors. All directors serve for a one-year term or until their successors are elected. Any director may be removed at any time by a majority vote of the Company's shareholders present at any meeting called for the purpose of removing a director. Any vacancies which may occur on the Board of Directors will be filled by the remaining Directors. The Board of Directors is vested with the authority to interpret the provisions of the Plans and supervise the administration of the Plans. In addition, the Board of Directors is empowered, to select eligible employees of the Company to whom shares or options are to be granted, to determine the number of shares subject to each grant of a stock bonus or an option and to determine when, and upon what conditions, shares or options granted under the Plans will vest or otherwise be subject to forfeiture and cancellation.

     The Company's directors are elected each year at the annual shareholder's meeting.

                         RESALE OF SHARES BY AFFILIATES
                         ------------------------------

     Shares of Common Stock acquired pursuant to the Plans may be resold freely, except as may be limited by agreement between the Company and the Plan participant and except that any person deemed to be an "affiliate" of the Company, within the meaning of the Securities Act of l933 (the "Act") and the rules and regulations promulgated thereunder, may not sell shares acquired by virtue of the Plans unless such shares are sold by means of a special Prospectus, are otherwise registered by the Company under the Securities Act for resale by such person or an exemption from registration under the Act is available. In any event, the sale of shares by affiliates will be limited in amount to the number of shares which can be sold by Rule 144. An employee who is not an officer or director of the Company generally would not be deemed an "affiliate" of the Company.

     In addition, the of shares or options by officers and directors will generally be considered a "sale" for purposes of Section l6(b) of the Securities Exchange Act of l934.

                AMENDMENT, SUSPENSION OR TERMINATION OF PLANS
                ---------------------------------------------

     The Board of Directors of the Company may at any time, and from time to time, amend, terminate, or suspend one or more of the Plans in any manner they deem appropriate, provided that such amendment, termination or suspension shall not adversely affect rights or obligations with respect to shares or options previously granted.

                           DESCRIPTION OF COMMON STOCK
                           ---------------------------

     The Common Stock issued as a stock bonus and the Common Stock issuable upon the exercise of any options granted pursuant to the Plans entitles holders to receive such dividends, if any, as the Board of Directors declares from time to time; to cast one vote per share on all matters to be voted upon by stockholders; and to share ratably in all assets remaining after the payment of liabilities in the event of liquidation, dissolution or winding up of the Company. The shares carry no preemptive rights. All shares offered under the Plans will, upon issuance by the Company (and against receipt of the purchase price in the case of options), be fully paid and non-assessable.